Exhibit 10.10
     FIRST AMENDMENT dated as of October 21, 2005 (“Amendment”), to the FINANCING AGREEMENT, dated as of July 15, 2005 (as the same may be amended, modified or supplemented from time to time, the “Financing Agreement”), among HORSEHEAD CORP. (f/k/a Horsehead Acquisition Corp.), a Delaware corporation (the “Company”), HORSEHEAD INTERMEDIARY CORP., a Delaware corporation (“Horsehead Intermediary”), CHESTNUT RIDGE RAILROAD CORP., a Delaware corporation (together with the Company and Horsehead Intermediary, the “Credit Parties”), THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”) and the other entities from time to time parties thereto as lenders (the “Lenders”) and CIT, as agent for the Lenders (the “Agent”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement.
     WHEREAS, in connection with the Agent’s syndication of the Revolving Line of Credit, as contemplated by the parties to the Financing Agreement on the Closing Date, the Agent and the Lenders have asked the Credit Parties to agree to modify certain terms of the Financing Agreement, and the Credit Parties have agreed to the foregoing request, on the terms contained in this Amendment;
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce new Lenders to enter into the Financing Agreement, the parties hereby agree as follows:
     Section One. Amendments.  Effective as of the date hereof, the Financing Agreement is hereby amended as follows:
     (a) Clause (b) of the definition of “Required Lenders” set forth in Section 1.1 of the Financing Agreement is deleted in its entirety and the following substituted in lieu thereof:
“(b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding more than fifty percent (50%) of the total Commitments under the Revolving Line of Credit (or more than fifty percent (50%) of the outstanding principal amount of all loans outstanding hereunder, as reflected by CIT’s System, in the event that the Commitments of the Lenders hereunder have terminated) except that, for purposes of this clause (b), with respect to voting on amendments to the definitions of “Net Availability”, “Availability Reserve”, “Borrowing Base”, “Dilution Percentage”, “Eligible Accounts Receivable”, “Eligible Finished Goods”, “Eligible Inventory”, “Eligible Raw Materials”, “Eligible Work-In-Process” or “PP&E Component”, Required Lenders shall mean those Lenders holding more than sixty-six and two-thirds percent (66 2/3%) of the total Commitments under the Revolving Line of Credit (or more than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of all loans outstanding hereunder, as reflected by CIT’s System, in the event that the Commitments of the Lenders hereunder have terminated).”
     (b) The following proviso is added at the end of the last sentence of Section 3.1(d)(ii) of the Financing Agreement:
“;provided, however, that no Lender shall be obligated to advance its Pro Rata Percentage of a Revolving Loan or settle with the Agent pursuant hereto with respect to a Revolving Loan, if, at the time such Revolving Loan is made: (A) a Default or Event of Default shall have occurred and be continuing; and (B) the Agent shall have received written notice from such Lender that such Lender will not make the amount which would constitute its Pro Rata Percentage of such Revolving Loan available to the Agent.”
     (c) The following proviso is added at the end of the last sentence of Section 5.1 of the Financing Agreement:
“;provided, however, that no Lender shall be obligated to participate in a Letter of Credit, or settle with the Agent with respect to any charge to the Revolving Loan Account for an unreimbursed draw under a Letter of Credit, if, at the time of issuance of such Letter of Credit: (a) a Default or Event of Default shall have occurred and be continuing; and (b) the Agent shall have received written notice from such Lender that such Lender will not participate in such Letter of Credit.”
     (d) The first sentence of Section 10.2 of the Financing Agreement is deleted in its entirety and the following substituted in lieu thereof:
“Upon the occurrence and during the continuance of a Default or an Event of Default, all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement thereafter shall be made in the Agent’s and each Lender’s discretion, and the obligation of the Agent and each Lender to make Revolving Loans, and to assist the Company in opening Letters of Credit, shall cease unless such Default is cured to the satisfaction of the Required Lenders or such Event of Default is waived in accordance herewith.”
     (e) Clause (b) of Section 14.10 of the Financing Agreement is deleted in its entirety and the following substituted in lieu thereof:

“(b) alter or amend this Section 14.10, Section 12.2 of this Financing Agreement or the definition of “Required Lenders”;
     (f) Section 14.10 of the Financing Agreement is further amended by adding the following new paragraph thereto, immediately before the last paragraph thereof:
“Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not agree to subordinate the Obligations owing to any Lender without the prior written consent of such Lender.”
     (g) The final paragraph of Section 14.10 of the Financing Agreement is hereby amended by deleting the words “its sole discretion” from the second sentence thereof and inserting in place thereof the words “the exercise of its reasonable business judgment as it deems to be advisable and in the best interest of the Lenders.”
     Section Two. Representations and Warranties. Each of the Credit Parties warrants and represents to the Agent and each Lender as follows:
     (a) the execution, delivery and performance of this Amendment by such Credit Party is within its corporate powers, has been duly authorized by all necessary corporate action, and such Credit Party has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;
     (b) upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and
     (c) no Default or Event of Default has occurred and is continuing.
     Section Three. General Provisions.
     (a) Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
     (b) All references to the Financing Agreement in the Financing Agreement and each other Loan Document shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented and modified from time to time.
     (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments,

arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
     (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.
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     IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

HORSEHEAD CORP.

By:	/s/ Robert D. Scherich

Name: Robert D. Scherich
Title: CFO

HORSEHEAD INTERMEDIARY CORP.

By:	/s/ Robert D. Scherich

Name: Robert D. Scherich
Title: CFO

CHESTNUT RIDGE RAILROAD CORP.

By:	/s/ Robert D. Scherich

Name: Robert D. Scherich
Title: CFO

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Anthony Lavinio

Name: Anthony Lavinio
Title: Vice President